                                                                     Exhibit 1.2
                                                                     -----------

                               Pricing Agreement
                               -----------------

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
NationsBanc Montgomery Securities LLC,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.



                                                                   July 30, 1998


Ladies and Gentlemen:

     Weeks Realty, L.P., a Georgia limited partnership (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 30, 1998 (the "Underwriting Agreement"), between the Company and Goldman, Sachs & Co. to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.


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

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of Goldman, Sachs & Co. as to the authority of the signers thereof.


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

                                           Very truly yours,



                                           Weeks Realty, L.P.

                                           By:  Weeks GP Holdings, Inc.,
                                                  General Partner


                                           By:     /s/ David P. Stockert
                                              ----------------------------------
                                              Name: David P. Stockert
                                              Title:   Senior Vice President and
                                                         Chief Financial Officer



Accepted as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC

By: Goldman, Sachs & Co.


     /s/ Goldman, Sachs & Co.
------------------------------------
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters


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

                                  SCHEDULE I


                                                             Principal
                                                             Amount of
                                                             Designated
                                                             Securities
                                                             to be
                                                             Purchased
                                                             ---------
                      Underwriter
                      -----------



Goldman, Sachs & Co.                                        $  60,000,000
Morgan Stanley & Co. Incorporated                              20,000,000
NationsBanc Montgomery Securities LLC                          20,000,000
                                                            -------------

Total..................................................     $ 100,000,000
                                                            =============


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

                                  SCHEDULE II



Registration Statement Numbers:

     333-32755
     333-50871

Title of Designated Securities:

     7 3/8% Notes due August 1, 2007


Aggregate principal amount:

     $100,000,000


Price to Public:


     99.374% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 4, 1998


Purchase Price by Underwriters:


     98.724% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 4, 1998


Form of Designated Securities:


     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.


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

Specified funds for payment of purchase price:


     Federal (same day) funds


Time of Delivery:


     9:30 a.m. (New York City time), August 4, 1998


Indenture:


     Indenture, dated March 20, 1998, between the Company and State Street Bank and Trust Company, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated July 30, 1998.


Maturity:


     August 1, 2007


Interest Rate:


     7 3/8% per annum


Interest Payment Dates:


     February 1 and August 1 of each year, commencing on February 1, 1999


Redemption Provisions:


     The Designated Securities may be redeemed, in whole or in part, at the option of the Company, at any time, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus Supplement, dated July 30, 1998 (the "Prospectus Supplement")), if any.


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

Reinvestment Rate:


     0.25%


Sinking Fund Provisions:


     The Designated Securities will not have the benefit of a sinking fund.


Covenants:


     The Designated Securities will have the benefit of the covenants described in the Prospectus Supplement.


Defeasance Provisions:


     The Designated Securities shall not be subject to defeasance or covenant defeasance.


Closing location for delivery of Designated Securities:


     The offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004


Names and addresses of Representatives:


     Designated Representatives:   Goldman, Sachs & Co.
                                   Morgan Stanley & Co. Incorporated
                                   NationsBanc Montgomery Securities LLC

     Address for Notices, etc.:    Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, New York  10004


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